STOCK PURCHASE AGREEMENT




                                 by and between




                              NGT ENTERPRISES, INC.




                                       and



                                IMN EQUITIES INC.

                                TABLE OF CONTENTS

                                                                    Page
ARTICLE 1   PURCHASE AND SALE OF STOCK

         1.1      Purchase and Sale                                   1
         1.2      Purchase Price                                      1
         1.3      Exemption from Registration                         1
         1.4      Directors and Officers of NGT                       1

ARTICLE 2   CLOSING
         2.1      Time of Closing                                     2
         2.2      Deliveries by IMN                                   2
         2.3      Deliveries by NGT                                   2
         2.4      Further Assurances                                  2

ARTICLE 3   REPRESENTATIONS AND WARRANTIES OF IMN
         3.1      Organization, Standing and Power                    3
         3.2      Capital Structure                                   3
         3.3      Authority                                           3
         3.4      Financial Statements                                4
         3.5      Closing Net Worth Representation                    4
         3.6      Absence of Certain Changes                          4
         3.7      Absence of Undisclosed Liabilities                  5
         3.8      Assets to be Acquired                               5
         3.9      Litigation                                          5
         3.10     Restrictions on Business Activities                 5
         3.11     Governmental Authorization                          5
         3.12     Title to Property                                   5
         3.13     Intellectual Property                               6
         3.14     Environmental Matters                               6
         3.15     Taxes                                               7
         3.16     Employee Benefit Plans                              8
         3.17     Employee Matters                                    9
         3.18     Interested Party Transactions                      10
         3.19     Insurance                                          10
         3.20     Compliance With Laws                               10
         3.21     Minute Books                                       10
         3.22     Complete Copies of Materials                       10
         3.23     Brokers' and Finders' Fees                         10
         3.24     Board Approval                                     10
         3.25     Representations Complete                           10
         3.26     Authorization                                      11
         3.27     Compliance With Other Instruments                  11
         3.28     Governmental Consents                              11
         3.29     Litigation                                         11
         3.30     Title to Stock                                     11

         3.31     Disclosure                                         11
         3.32     Delivery of Documents                              11

ARTICLE 4   REPRESENTATIONS AND WARRANTIES OF NGT
         4.1      Organization, Standing and Power                   12
         4.2      Capital Structure                                  12
         4.3      Authority                                          12
         4.4      Current Status of NGT                              13
         4.5      SEC Documents; Financial Statements                13
         4.6      Litigation                                         13
         4.7      Governmental Authorization                         14
         4.8      Compliance with Laws                               14
         4.9      Brokers' and Finders' Fees                         14
         4.10     Board Approval                                     14
         4.11     Representations Complete                           14
         4.12     Delivery of Documents                              14
         4.13     Absence of Certain Changes                         14
         4.14     Absence of Undisclosed Liabilities                 15
         4.15     Taxes                                              15
         4.16     Employee Benefit Plans                             15
         4.17     Employee Matters                                   15
         4.18     Interested Party Transactions                      15
         4.19     Minute Books                                       15
         4.20     Complete Copies of Materials                       15
         4.21     Authorization                                      15
         4.22     Compliance with Other Insruments                   15
         4.23     Title to Stock                                     16
         4.24     Disclosure                                         16

ARTICLE 5   COVENANTS OF NGT AND IMN
         5.1      Conduct of Business of NGT                         16
         5.2      Conduct of Business of DHI                         18

ARTICLE 6    CONDITIONS TO OBLIGATIONS OF  NGT AND IMN
         6.1      Consents and Approvals                             20
         6.2      Representations, Warranties and Agreements         20
         6.3      Certificate                                        20
         6.4      Opinion of Counsel of NGT                          20
         6.5      Opinion of Counsel of IMN                          20
         6.6      No Material Adverse Changes                        20
         6.7      No Actions                                         20
         6.8      Proceedings and Documents                          20
         6.9      Accuracy of Documents and Information              20
ARTICLE 7  INDEMNIFICATION
         7.1      Indemnification                                    20

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ARTICLE 8 TERMINATION
         8.1      Termination by Mutual Consent                      21
         8.2      Termination by NGT or IMN                          21
         8.3      Effect of Termination                              21

ARTICLE 9  MISCELLANEOUS
         9.1      Notices                                            22
         9.2      Entire Agreement; Modifications; Waiver            22
         9.3      Captions                                           22
         9.4      Counterparts                                       22
         9.5      Publicity                                          22
         9.6      Successors and Assigns                             22
         9.7      Governing Law                                      23
         9.8      Further Assurances                                 23
         9.9      Confidentiality and Nondisclosure Agreements       23
         9.10     Transfer of DHI Books and Assets                   23
         9.11     Arbitration                                        23
         9.12     Schedules                                          23
         9.13     Severability                                       24

SCHEDULES

         Schedule 1.1               List of Additional Assets
         Schedule 2.3(b)            Form of Opinion of Counsel to IMN
         Schedule 2.3(c)            Form of Opinion of Counsel to NGT
         Schedule 2.3(d)            List of Shareholders
         Schedule 6.3(a)            Certificate of President of NGT
         Schedule 6.3(a)            Certificate of President of IMN
         Schedule 3.6               Changes - DHI
         Schedule 3.7               Liabilities - DHI
         Schedule 3.9               Material Litigation of DHI
         Schedule 3.12              List of Real Property Owned or Leased
         Schedule 3.16              List of Employee Benefit Plans
         Schedule 3.18              Indebtedness to Interested Parties
         Schedule 3.22              List of Certain Material Contracts
         Schedule 4.13              Changes - NGT
         Schedule 4.14              Liabilities - NGT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is dated as of May 5, 1997, by and between NGT Enterprises, Inc., a Delaware corporation ("NGT"), and IMN Equities Inc., a Delaware corporation, ("IMN").

     WHEREAS, Donald Henig, Inc., a New York corporation ("DHI"), is a wholly-owned subsidiary of IMN; and

     WHEREAS, IMN is the owner of additional assets and securities as set forth in Schedule 1.1 ("Additional Assets"); and

     WHEREAS, NGT desires to purchase all the shares of capital stock of DHI ("DHI Capital Stock") and the Additional Assets from IMN, and IMN desires to sell all the DHI Capital Stock and the Additional Assets to NGT, subject to the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the premises and the covenants set forth herein, the Parties hereto (the "Parties" and, individually, a "Party") hereby agree as follows:

                                    ARTICLE 1

                           PURCHASE AND SALE OF STOCK

1.1 Purchase and Sale. Subject to the terms and conditions of the Agreement, NGT will purchase at the Closing (as hereinafter defined), and IMN will sell to NGT at the Closing, all the DHI Capital Stock, which consists of 1,000,000 common shares, $.001 par value per share, ("DHI Common Shares") and 110,000 preferred shares, $.001 par value per share ("DHI Preferred Shares") and the Additional Assets.

1.2 Purchase Price. In consideration for the DHI Capital Stock and Additional Assets and in full payment therefor, NGT will pay to IMN at the Time of Closing the following amount (the "Purchase Price"): delivery of certificate(s) for approximately 20,221,700 shares of NGT common stock, $.001 par value per share ("NGT Shares of Common Stock") equal to ninety-five (95%) percent of NGT's issued and outstanding Shares of Common Stock after the issuance of such shares.

1.3 Exemption from Registration. The NGT Shares to be issued to IMN will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act").

1.4 Directors and Officers of NGT. Effective as of the Time of Closing the following officers shall resign from their respective positions at NGT:
     William Mueger, President and Treasurer, and Alan Schabhuttl, Secretary. The board of directors of NGT, consisting of William Mueger and Alan Schabhuttl, shall elect the following as officers of NGT: Edward R Capuano, President and Treasurer, and Cheryl Schneider, Secretary; and shall appoint Edward R. Capuano as director of NGT until his successor is elected or appointed and qualified. Immediately subsequent to such actions, William Mueger and Alan Schabhuttl shall resign from the board of directors of NGT.

                                    ARTICLE 2

                                     CLOSING

2.1 Time of Closing. The transactions contemplated by the Agreement shall be completed on the first business day on which the last of the conditions contained in Article 6 hereof is fulfilled or waived (the "Time of Closing"), with the expectation that the Closing shall occur on or before May 8, 1997 at 1:00 P.M., E.D.T. The Closing shall take place at the offices of IMN, 520 Broad Hollow Road, Melville, New York 11747. The "Closing" shall mean the deliveries to be made by the Parties hereto at the Time of Closing in accordance with the Agreement.

2.2 Deliveries by IMN. At the Closing, IMN shall deliver to NGT certificates, all duly and properly executed, representing all the issued and outstanding shares of DHI Capital Stock, and the shares of stock of the Additional Assets, with stock powers attached containing notarial acknowledgments or signature bank guarantees in proper form, which validly evidence the transfer of the certificates.

2.3 Deliveries by NGT. At the Closing, NGT shall deliver or cause to be delivered to IMN all duly and properly executed, the following:

          (a) A certificate representing the NGT shares issuable to IMN, as provided in Section 1.2 of the Agreement.

          (b) An opinion of Karp & Sommers, Esqs., counsel to IMN dated the date of the Closing, in the form attached hereto as Schedule 2.3(b).

          (c An opinion of Joel Pensley, Esq., counsel to NGT, dated the date of the Closing, in the form attached hereto as Schedule 2.3(c).

          (d) A list of shareholders of NGT, including names, addresses and numbers of shares.

          (e)  A list of the Additional Assets as set forth in Schedule 1.1

2.4 Further Assurances. At or after the Time of Closing, each Party shall prepare, execute, and deliver, at the preparer's expense, such further instruments of conveyance, sale, assignment, or transfer, and shall take or cause to be taken such other or further action, as any Party shall reasonably request of any other Party at any time or from time to time in order to consummate, in any other manner, the terms and provisions of the Agreement.

                                    ARTICLE 3

                      REPRESENTATIONS AND WARRANTIES OF IMN

         In the Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In the Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the financial condition, properties, assets, liabilities, business, operations or results of operations of such entity.

     In the Agreement, any reference to a Party's "knowledge" means such Party's actual knowledge after reasonable inquiry of officers, directors and other employees of such Party reasonably believed to have knowledge of such matters.

     IMN represents and warrants to NGT as follows:

3.1 Organization, Standing and Power. DHI is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. DHI has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on DHI. IMN is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. IMN has the corporate power to own its properties and to carry on its business as now being conducted. IMN has delivered a true and correct copy of the certificate of incorporation and bylaws or other charter documents, as applicable, of DHI, each as amended to date, to NGT. DHI is not in violation of any of the provisions of its certificate of incorporation or bylaws or equivalent organizational documents. IMN is the owner of all outstanding shares of DHI Capital Stock and all such shares are duly authorized, validly issued, fully paid and nonassessable. DHI does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

3.2 Capital Structure. The DHI Capital Stock consists of 5,000,000 common shares, $.001 par value each, ("DHI Common Shares"), of which 1,000,000 shares are issued and outstanding as of the date hereof, and 1,000,000 shares of preferred stock, $.001 par value each, ("DHI Preferred Shares"), of which 110,000 shares are issued and outstanding as of the date hereof, all of which shares are owned by IMN. There are no other outstanding shares of DHI Capital Stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities, except that each DHI Preferred Share is convertible at the option of the holder thereof into one DHI Common Share. All outstanding shares of DHI Capital Stock are duly authorized, validly issued, fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the certificate of incorporation or bylaws of DHI or any agreement to which IMN or DHI are a party or by which either is bound. All outstanding shares of DHI Capital Stock were issued in compliance with all applicable federal and state securities laws.

3.3 Authority. IMN has all requisite corporate power and authority to enter into the Agreement and to consummate the transactions contemplated hereby. The execution and delivery of the Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of IMN. The Agreement has been duly executed and delivered by IMN and constitutes the valid and binding obligation of IMN enforceable against IMN in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. The execution and delivery of the Agreement by IMN does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under (i) any provision of the certificate of incorporation or bylaws of DHI, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to DHI or any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to IMN or DHI in connection with the execution and delivery of the Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country, and (ii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on IMN and/or and would not prevent, or materially alter or delay any of the transactions contemplated by the Agreement.

3.4 Financial Statements. IMN has delivered to NGT DHI's audited financial statements for each of the fiscal years ended December 31, 1994, 1995 and 1996, respectively, and a compilation of IMN for the three-month period ended March 31, 1997 (collectively, the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles (except that the unaudited financial statements do not have notes thereto) applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements accurately set out and describe in all material respects the financial condition and operating results of DHI as of the dates, and for the periods, indicated therein, subject to normal year-end adjustments. DHI maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

3.5 Closing Net Worth Representation. IMN will deliver to NGT two (2) days prior to the Closing a representation that the aggregate net tangible book value of DHI and the Additional Assets conforms to the representations set forth in Article 3.8 (the "Closing Net Worth Representation").

3.6 Absence of Certain Changes. Since December 31, 1996, (the "DHI Financial Statement Date"), except as set forth or referred to on Schedule 3.6 or in some other disclosure schedule hereto, DHI has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to DHI; (ii) any acquisition, sale or transfer of any material asset of DHI other than in the ordinary course of business and consistent with past practice; (iii) any material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by DHI; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of DHI, or any direct or indirect redemption, purchase or other acquisition by DHI of any of an shares of DHI Capital Stock; (v) any material contract entered into by DHI, other than in the ordinary course of business and as provided to NGT, or any material amendment or termination of, or default under, any material contract to which DHI is a party or by which it is bound; (vi) any material amendment or change to the certificate of incorporation or bylaws of DHI; (vii) any increase in or modification of the compensation or benefits payable or to become payable by DHI to any of its directors or employees other than in the ordinary course of business and consistent with past practice or (viii) any negotiation or agreement by IMN or DHI to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with NGT and its representatives regarding the transactions contemplated by this Agreement).

3.7 Absence of Undisclosed Liabilities. DHI has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the DHI Financial Statements; (ii) those incurred in the ordinary course of business and not required to be set forth in the DHI Financial Statements under generally accepted accounting principles; (iii) those incurred in the ordinary course of business since the DHI Financial Statements and consistent with past practice; and (iv) those incurred in connection with the execution of the Agreement. All undisclosed liabilities are disclosed in Schedule 3.7.

3.8 Assets to be Acquired. The total of the net worth of DHI and the value of the Additional Assets will be as of the date of Closing as follows: net assets in excess of $7,000,000 and gross assets in excess of $20,000,000.

3.9 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of IMN or its subsidiary, DHI, threatened against DHI or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on DHI except as disclosed in Schedule 3.9. There is no judgment, decree or order against DHI, or, to the knowledge of IMN or its subsidiary, DHI, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by the Agreement, or that could reasonably be expected to have a Material Adverse Effect on DHI.

3.10 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon DHI which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of DHI, any acquisition of property by DHI or the conduct of business by DHI as currently conducted or as proposed to be conducted by DHI.

3.11 Governmental Authorization. DHI has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which DHI currently operates or holds any interest in any of its properties or (ii) that is required for the operation of DHI [(i) and (ii) herein collectively called "DHI Authorizations"], and all of such DHI Authorizations are in full force and effect, except where the failure to obtain or have any such DHI Authorizations could not reasonably be expected to have a Material Adverse Effect on DHI.

3.12 Title to Property. DHI has good and marketable title to all of its respective properties, interests in properties and assets, real and personal, reflected in the DHI Financial Statements or acquired after the DHI Financial Statements (except properties, interests in properties and assets sold or otherwise disposed of since the DHI Financial Statements Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character,  except (i) the lien of current  taxes not yet due and  payable,
     (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the DHI Financial Statements. The property and equipment of DHI that are used in the operations of its businesses are in all material respects in good operating condition and repair, ordinary wear and tear excepted. All properties used in the operations of DHI are reflected in the DHI Financial Statements to the extent generally accepted accounting principles require the same to be reflected. Schedule 3.12 identifies each parcel of real property owned or leased by DHI.

3.13 Intellectual Property.

     (a) DHI owns or is licensed or otherwise possesses legally enforceable rights to use all trademarks, trade names, service marks, copyrights, and any applications therefor, and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the business of DHI as currently conducted by DHI, except to the extent that the failure to have such rights has not had and would not reasonably be expected to have a Material Adverse Effect on DHI.

     (b) DHI has not been sued in any suit, action or proceeding which involves a claim of not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. The conduct of its business does not infringe any trademark, service mark, copyright, trade secret or other proprietary right of any third party, where such infringement would have a Material Adverse Effect on DHI.

3.14 Environmental Matters.

     (a)  The following terms shall be defined as follows:

          (i) "Environmental and Safety Laws" shall mean any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

          (ii) "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.

          (iii)"Property" shall mean all real property leased or owned by DHI either currently or in the past.

          (iv) "Properties" shall mean all buildings and improvements on the Property of DHI.

     (b)  IMN represents and warrants as follows:

          (i)  to  IMN's  knowledge,   no  methylene  chloride  or  asbestos  is
               contained in or has been used at or released from the Property or the Properties; and

          (ii) to IMN's knowledge, all Hazardous Materials and wastes have been disposed of in accordance with all Environmental and Safety Laws.

3.15 Taxes. DHI and any consolidated, combined or unitary group for Tax purposes of which DHI is or has been a member have timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. The Financial Statements (i) fully accrue all actual and contingent liabilities for Taxes with respect to all periods through December 31, 1996 and DHI has not and will not incur any Tax liability in excess of the amount reflected on the Financial Statements with respect to such periods, and (ii) properly accrue in accordance with generally accepted accounting principles all liabilities for Taxes payable after December 31, 1996 with respect to all transactions and events occurring on or prior to such date. No material Tax liability since December 31, 1996 has been incurred by DHI other than in the ordinary course of business and adequate provision has been made in the Financial Statements for all Taxes since that date in accordance with generally accepted accounting principles on at least a quarterly basis. DHI has withheld and paid to the applicable financial institution or Tax Authority (as subsequently defined) all amounts required to be withheld. No notice of deficiency or similar document of any Tax Authority has been received by either DHI, and there are no liabilities for Taxes with respect to the issues that have been raised (and are currently pending) by any Tax Authority that could, if determined adversely to DHI, materially and adversely affect the liability of DHI for Taxes. There is
     (i) no material claim for Taxes that is a lien against the property of DHI other than liens for Taxes not yet due and payable, (ii) DHI has received no notification of any audit of any Tax Return of DHI being conducted or pending by a Tax authority, (iii) no extension or waiver of the statute of limitations on the assessment of any Taxes granted by DHI and currently in effect, and (iv) no agreement, contract or arrangement to which DHI is a party that may result in the payment of any material amount. DHI will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the
     Agreement. DHI is not a party to any tax sharing or tax allocation agreement nor does DHI owe any amount under any such agreement. For purposes of the Agreement, the following terms have the following meanings:
     "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax Authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report or form (including, without limitation,) estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns required to be filed with respect to Taxes.

3.16 Employee Benefit Plans.

     (a) Schedule 3.16 lists, with respect to DHI and any trade or business (whether or not incorporated) which is treated as a single employer with DHI (an "ERISA Affiliate"), (i) all material employee benefit plans, (ii) each loan to a non-officer employee in excess of $10,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit or dependent care, life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of DHI and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of DHI of greater than $10,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of DHI (together, the "DHI Employee Plans").

     (b) IMN has furnished to NGT a copy of each of the DHI Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each DHI Employee Plan which is subject to ERISA reporting requirements. Any DHI Employee Plan intended to be qualified under the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination, or has been established under a standardized prototype plan for which an Internal Revenue Service opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. DHI has also furnished NGT with the most recent Internal Revenue Service determination or opinion letter issued with respect to each such DHI Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any DHI Employee Plan.

     (c)  Administration

          (i) None of the DHI Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person;

          (ii) there has been no "prohibited transaction," as such term is defined the Code, with respect to any DHI Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect;

          (iii)each DHI Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations, except as would not have, in the aggregate, a Material Adverse Effect; and DHI and any ERISA Affiliate have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the DHI Employee Plans;

          (iv) neither DHI nor any ERISA Affiliate is subject to any liability or penalty under with respect to any of the DHI Employee Plans;

          (v) all material contributions required to be made by DHI or ERISA Affiliate to any DHI Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each DHI Employee Plan for the current plan years

     (d) The consummation of the transactions contemplated by the Agreement will not (i) entitle any current or former employee or other service provider of DHI or any other ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in the Agreement, or (ii) accelerate the time of payment or vesting of any such benefits, or increase the amount of compensation due any such employee or service provider.

     (e) There has been no amendment to, written interpretation or announcement (whether or not written) by DHI or other ERISA Affiliate relating to, or change in participation or coverage under, any DHI Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the DHI Financial Statements.

3.17 Employee Matters. To DHI's best knowledge, DHI is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. To
     DHI's best knowledge, there are no pending claims against DHI under any workers compensation plan or policy or for long term disability. There are no proceedings pending or, to the knowledge of DHI, threatened, between DHI and its employees, which proceedings have or could reasonably be expected to have a Material Adverse Effect on DHI. DHI is not a party to any collective bargaining agreement or other labor unions contract nor does DHI know of any activities or proceedings of any labor union or organize any such employees. In addition, DHI has provided all employees, with all relocation benefits, stock options, bonuses and incentives, and all other compensation that such employee has earned up through the date of the Agreement or that such employee was otherwise promised in their employment agreements with DHI.

3.18 Interested Party Transactions. DHI is not indebted to any director, officer, employee or agent of DHI (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to DHI, except as disclosed in Schedule 3.18.

3.19 Insurance. DHI has policies of insurance and bonds of the type and in amounts customarily carried by business entities similar to those of DHI. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and DHI is otherwise in compliance with the terms of such policies and bonds. DHI has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

3.20 Compliance With Laws. To DHI's best knowledge, DHI has complied with, is not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on DHI.

3.21 Minute Books. The minute books of DHI made available to NGT contain a complete and accurate summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of DHI through the date of the Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

3.22 Complete Copies of Materials. IMN has delivered or made available true and complete copies of each agreement not in the ordinary course of business to which DHI is a party as listed in Schedule 3.22 hereto.

3.23 Brokers' and Finders' Fees. IMN has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with the Agreement or any transaction contemplated hereby.

3.24 Board Approval. The Board of Directors of IMN has unanimously approved the Agreement.

3.25 Representations Complete. None of the representations or warranties made by IMN, or schedules, exhibits or certificates furnished by IMN pursuant to the Agreement or any written statement furnished to NGT pursuant hereto or in connection with the transactions contemplated hereby, when all such documents are read together in their entirety, contains or will contain at the Time of Closing any untrue statement of a material fact, or omits or will omit at the Time of Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading; provided, however, that for purposes of this representation, any document attached hereto as a "Superseding Document" (even if not attached hereto) that provides information inconsistent with or in addition to any other written statement furnished to NGT in connection with the transaction contemplated hereby, shall be deemed to supersede any other document or written statement furnished to NGT with respect to such inconsistent or additional information.

3.26 Authorization. All acts and conditions required by law on the part of the IMN to authorize the execution and delivery of the Agreement by IMN and the transactions contemplated herein and the performance of all obligations of IMN hereunder have been duly performed and obtained, and the Agreement constitutes a valid and legally binding obligation of the IMN, enforceable in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally, to general equitable principles and to limitations on the enforceability of indemnification provisions as applied to certain types of claims arising hereafter, if any, under the federal securities laws.

3.27 Compliance With Other Instruments. The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby will not result in any violation or default of any provision of any instrument, judgment, order, writ, decree or contract to which IMN is a party or by which it is bound, or require any consent under or be in conflict with or constitute, with or without the passage of time and giving of notice, either a violation or default under any such provision.

3.28 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, regional, state or local governmental authority of the United States on the part of IMN is required in connection with the consummation of the transactions contemplated by the Agreement, except for filings, if any, required pursuant to applicable federal and state securities laws, which filings will be made within the required statutory period.

3.29 Litigation. There is no action, suit, proceeding, or investigation pending or, to IMN's knowledge, currently threatened against IMN or DHI which questions the validity of the Agreement or the right of IMN to enter into the Agreement or to consummate the transactions contemplated hereby.

3.30 Title to Stock. IMN has good title to the capital stock (including the DHI Capital Stock and the capital stock which constitutes the Additional Assets) to be transferred by IMN to NGT under the Agreement, free and clear of any lien, pledge, security interest or other encumbrance (other than restrictions on transfer arising under applicable securities laws) and, upon delivery of the shares of capital stock at the Closing as provided for in the Agreement, and assuming NGT is acquiring the capital stock in good faith and without notice of any adverse claim, NGT will acquire good title thereto, free and clear of any lien, pledge, security interest or encumbrance (other than restrictions on transfer arising under applicable securities laws).

3.31 Disclosure. IMN has fully provided NGT and NGT's legal counsel with all the information in IMN's possession that NGT has requested in determining whether to purchase the capital stock offered by IMN. Neither Article 3 of the Agreement nor any schedule attached to the Agreement nor any certificate delivered pursuant hereto that, in any such case, has been or will be provided by or on behalf of IMN contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein or therein not misleading in light of the circumstances under which they were made.

3.32 Delivery of Documents. IMN has delivered or will deliver to NGT at or prior to the Closing all Schedules and documents required to be delivered under the Agreement.

                                    ARTICLE 4

                      REPRESENTATIONS AND WARRANTIES OF NGT

     NGT hereby represents and warrants to IMN as follows:

4.1 Organization, Standing and Power. NGT is a corporation duly organized, validly existing and in good standing under the laws of Delaware, its jurisdiction of organization. NGT has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on NGT. NGT has delivered a true and correct copy of its certificate of incorporation and bylaws or other charter documents, as applicable, each as amended to date, to IMN. NGT is not in violation of any of the provisions of its certificate of incorporation or bylaws or equivalent organizational documents. Except as disclosed in the NGT SEC Documents (as defined in Section 4.5), NGT does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

4.2 Capital Structure. The authorized capital stock of NGT consists of 12,000,000 shares of common stock, $.001 par value per share, of which there were issued and outstanding as of the close of business on March 31, 1997, 4,257,199 shares of NGT Common Stock. NGT shall, prior to the Time of Closing, amend its certificate of incorporation to authorize 45,000,000 shares of common stock, $.001 par value per share and 5,000,000 shares of "blank check" preferred stock, $.001 par value per share. Prior to the Time of Closing, NGT shall effectuate a reverse split of its issued and outstanding shares of common stock in the ration of 4:1. All outstanding shares of NGT Common Stock have been duly authorized, validly issued, fully paid and are nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the certificate of incorporation or bylaws of NGT or any agreement to which NGT is a party or by which it is bound. The shares of NGT Common Stock to be issued pursuant to the Agreement will be duly authorized, validly issued, fully paid, and nonassessable. There are no options, warrants, calls, rights, commitments or agreements of any character to which NGT is a party or by which it is bound obligating NGT to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of NGT Common Stock or obligating NGT to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

4.3 Authority. NGT has all requisite corporate power and authority to enter into the Agreement and to consummate the transactions contemplated hereby. The execution and delivery of the Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of NGT. The Agreement has been duly executed and delivered by NGT and constitutes the valid and binding obligations of NGT. The execution and delivery of the Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of a material benefit under (i) any provision of the certificate of incorporation or bylaws of NGT, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to NGT or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to NGT in connection with the execution and delivery of the Agreement by NGT or the consummation by NGT of the transactions contemplated hereby.

4.4 Current Status of NGT. NGT is a debt-free company currently trading on the NASD Electronic Bulletin Board. It is current in all its federal filings necessary to maintain its status as a fully reporting publicly traded company and will be at the Time of Closing.

4.5 SEC Documents; Financial Statements. NGT has made available to IMN a true and complete copy of each statement, report, and other filing filed with the SEC by NGT since September 30, 1995, and, prior to the Time of Closing, NGT will have furnished IMN with true and complete copies of any additional documents filed with the SEC by NGT prior to the Time of Closing (collectively, the "NGT SEC Documents"). In addition, NGT has made available to IMN all exhibits to the NGT SEC Documents filed prior to the date hereof, and will promptly make available to IMN all exhibits to any additional NGT SEC Documents filed prior to the Time of Closing. All documents required to be filed as exhibits to the NGT SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and NGT is not in default thereunder. As of their respective filing dates, the NGT SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as no documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed NGT SEC Document prior to the date hereof. The financial statements of NGT, including the notes thereto, included in the NGT SEC Documents (the "NGT Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-QSB, as permitted by Form 10-QSB of the SEC). The NGT Financial Statements fairly present the consolidated financial condition and operating results of NGT at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in NGT accounting policies except as described in the notes to the NGT Financial Statements.

4.6 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of NGT, threatened against NGT or any of their respective properties or any of their respective officers or directors (in their capacities as such). There is no judgment, decree or order against NGT or, to the knowledge of NGT, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by the Agreement.

4.7 Governmental Authorization. NGT has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which NGT currently operates or holds any interest in any of its properties or (ii) that is required for the operation of NGT's business or the holding of any such interest [(i) and (ii) herein collectively called "NGT Authorizations"], and all of such NGT Authorizations are in full force and effect, except where the failure to obtain or have any of such NGT Authorizations could not reasonably be expected to have a Material Adverse Effect on NGT.

4.8 Compliance With Laws. To NGT's knowledge, NGT has complied with, is not in violation of, and has not received any notices of violation with respect to any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on NGT.

4.9 Brokers' and Finders' Fees. NGT has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with the Agreement or any transaction contemplated hereby.

4.10 Board Approval. The Board of Directors of NGT has unanimously approved the Agreement.

4.11 Representations Complete. None of the representations or warranties made by NGT herein or certificate furnished by NGT pursuant to the Agreement, or the NGT SEC Documents, or any written statement furnished to IMN pursuant hereto or in connection with the transactions contemplated hereby, when all such documents are read together in their entirety, contains or will contain at the Time of Closing any untrue statement of a material fact, or omits or will omit at the Time of Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

4.12 Delivery of Documents. NGT has delivered or will deliver to IMN at or prior to the Closing all Schedules and documents required to be delivered under the Agreement.

4.13 Absence of Certain Changes. Since December 31, 1996, except as set forth or referred to on Schedule 4.13 or in some other disclosure schedule hereto, NGT has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to NGT; (ii) any acquisition, sale or transfer of any material asset of NGT other than in the ordinary course of business and consistent with past practice; (iii) any material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by NGT; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of NGT, or any direct or indirect redemption, purchase or other acquisition by NGT of any of an shares of NGT Capital Stock; (v) any material contract entered into by NGT, other than in the ordinary course of business and as provided to IMN or any material amendment or termination of, or default under, any material contract to which NGT is a party or by which it is bound; (vi) any material amendment or change to the certificate of incorporation or bylaws of NGT; (vii) any increase in or modification of the compensation or benefits payable or to become payable by NGT to any of its directors or employees other than in the ordinary course of business and consistent with past practice or (viii) any negotiation or agreement by NGT to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with IMN and its representatives regarding the transactions contemplated by this Agreement).

4.14 Absence of Undisclosed Liabilities. NGT has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the NGT Financial Statements, (ii) those incurred in the ordinary course of business and not required to be set forth in the NGT Financial Statements under generally accepted accounting principles, (iii) those incurred in the ordinary course of business since the NGT Financial Statements and consistent with past practice; and (iv) those incurred in connection with the execution of the Agreement. All undisclosed liabilities are disclosed in Schedule 4.14.

4.15 Taxes. NGT has timely filed all Tax Returns required to be filed by it and has paid all Taxes shown thereon to be due. No further taxes are due.

4.16 Employee Benefit Plans. NGT has no employee benefit plans.

4.17 Employee Matters. NGT has no employees and has had no employees for in excess of six years.

4.18 Interested Party Transactions. NGT is not indebted to any director, officer, employee or agent of NGT (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to NGT.

4.19 Minute Books. The minute books of NGT made available to IMN contain a complete and accurate summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of NGT through the date of the Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

4.20 Complete Copies of Materials. NGT is not a party to any agreement not in the ordinary course of business.

4.21 Authorization. All acts and conditions required by law on the part of the NGT to authorize the execution and delivery of the Agreement by NGT and the transactions contemplated herein and the performance of all obligations of NGT hereunder have been duly performed and obtained, and the Agreement constitutes a valid and legally binding obligation of the IMN, enforceable in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally, to general equitable principles and to limitations on the enforceability of indemnification provisions as applied to certain types of claims arising hereafter, if any, under the federal securities laws.

4.22 Compliance With Other Instruments. The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby will not result in any violation or default of any provision of any instrument, judgment, order, writ, decree or contract to which NGT is a party or by which it is bound, or require any consent under or be in conflict with or constitute, with or without the passage of time and giving of notice, either a violation or default under any such provision.

4.23 Title to Stock. NGT has good title to the capital stock to be transferred pursuant to the Agreement, free and clear of any lien, pledge, security interest or other encumbrance (other than restrictions on transfer arising under applicable securities laws) and, upon delivery of the shares of capital stock at the Closing as provided for in the Agreement, IMN will acquire good title thereto, free and clear of any lien, pledge, security interest or encumbrance (other than restrictions on transfer arising under applicable securities laws).

4.24 Disclosure. NGT has fully provided IMN and IMN's legal counsel with all the information in NGT's possession that has requested in determining whether to purchase the capital stock offered by IMN. Neither Article 4 of the Agreement nor any Schedule attached to the Agreement nor any certificate delivered pursuant hereto that, in any such case, has been or will be provided by or on behalf of NGT contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein or therein not misleading in light of the circumstances under which they were made.

                                    ARTICLE 5

                            COVENANTS OF NGT AND IMN

5.1 Conduct of Business of NGT. During the period from the date of the Agreement and continuing until the earlier of the termination of the Agreement or the Time of Closing, NGT will (except to the extent expressly contemplated by the Agreement or as consented to in writing by IMN), carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay debts and Taxes when due subject and to use all reasonable efforts to preserve intact its present business unimpaired at the Time of Closing. NGT agrees to promptly notify IMN of any event or occurrence not in the ordinary course of its business, and of any event which could have a Material Adverse Effect on NGT and any material change in its capitalization. Without limiting the foregoing, except as expressly contemplated by the Agreement, NGT shall not do, cause or permit any of the following, without the prior written consent of IMN:

     (a) Charter Documents. Cause or permit any amendments to its certificate of incorporation or bylaws, except as expressly contemplated by the Agreement;

     (b) Dividends; Changes in Capital Stock. Except as provided in section 4.2, declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of NGT Capital Stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of NGT Capital Stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

     (c)  Material Contracts. Enter into any material contract or commitment;

     (d) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

     (e) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its business, taken as a whole, except in the ordinary course of business consistent with past practice;

     (f) Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

     (g)  Leases. Enter into any operating lease;

     (h) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice;

     (i) Employee Benefit Plans; New Hires; Pay Increases. Adopt any employee benefit or stock purchase or option plan, or hire any employee;

     (j) Severance Arrangements. Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee;

     (k) Lawsuits. Commence a lawsuit or arbitration proceeding, unless it is related to a breach of the Agreement;

     (l) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, except the acquisition contemplated by the Agreement;

     (m) Taxes. Other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any material claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of Taxes;

     (n) Other. Take, or agree in writing or otherwise to take, any of the actions described in this Article 5 above, or any action which would cause a material breach of its representations or warranties contained in the Agreement or prevent it from materially performing or cause it not to materially perform its covenants hereunder; or

     (o) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $10,000 in any one case or $100,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the DHI Financial Statements.

5.2 Conduct of Business of DHI. During the period from the date of the Agreement and continuing until the earlier of the termination of the Agreement or the Time of Closing, except as expressly contemplated by the Agreement, IMN and DHI shall not do, cause or permit any of the following, or allow, cause or permit IMN's subsidiary, DHI, to do, cause or permit any of the following, without the prior written consent of NGT:

     (a) Material Contracts. Enter into any material contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its material contracts, other than in the ordinary course of business consistent with past practice;

     (b) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities.

     (c) Intellectual Property. Transfer to any person or entity any rights to its Intellectual Property other than in the ordinary course of business consistent with past practice;

     (d) Exclusive Rights. Enter into or amend any material agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of DHI's services.

     (e) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its and its parent's/subsidiaries' business, taken as a whole, except in the ordinary course of business consistent with past practice;

     (f) Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

     (g)  Leases. Enter into any operating lease in excess of $10,000 per annum;

     (h) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $10,000 in any one case or $100,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the DHI Financial Statements;

     (i) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice;

     (j) Insurance. Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

     (k) Termination or Waiver. Terminate or waive any right of substantial value, other than in the ordinary course of business;

     (l) Employee Benefit Plans; New Hires; Pay Increases. Adopt or amend any employee benefit or stock purchase or option plan, or hire any new officer level employee, or increase the salaries or wage rates of its employees except in the ordinary course of business in accordance with its standard past practice;

     (m) Severance Arrangements. Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except (A) payments made pursuant to written agreements outstanding on the date hereof or (B) grants which are made in the ordinary course of business in accordance with its standard past practice;

     (n) Lawsuits. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with NGT prior to the filing of such a suit, or (iii) for a breach of the Agreement;

     (o) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its parent's/subsidiaries' business, taken as a whole;

     (p) Taxes. Other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any material claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of Taxes;

     (q) Notices. DHI shall give all notices and other information required to be given to the employees of DHI any collective bargaining unit representing any group of employees of DHI, the National Labor Relations Act, the Internal Revenue Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in the Agreement;

     (r) Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

     (s) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 5.2(a) through (r) above, or any action which would cause a material breach of its representations or warranties contained in this agreement or prevent it from materially performing or cause it not to materially perform its covenants hereunder.

                                    ARTICLE 6

                    CONDITIONS TO OBLIGATIONS OF NGT AND IMN

         The obligations of NGT on the one hand, and IMN, on the other hand, to consummate the transactions contemplated hereby are subject to satisfaction of the following conditions on or prior to the Closing:

6.1 Consents and Approvals. The Parties hereto shall have obtained all consents and approvals of third parties and Governmental Authorities, if any, required to consummate the transactions contemplated by the Agreement.

6.2 Representations, Warranties and Agreements. All representations and warranties made herein by NGT and IMN, shall be true, accurate and correct in all respects as of the date made and as of the Closing. NGT and IMN, shall have performed all obligations and agreements undertaken by each of them herein to be performed at or prior to the Closing.

6.3 Certificate. NGT shall have received from IMN, and IMN shall have received from NGT, a certificate, dated as of the Closing and executed by the President and Secretary of NGT or IMN, as the case may be, to the effect that the conditions set forth in Sections 6.1 and 6.2 respectively, shall have been satisfied.

6.4 Opinion of Counsel of NGT. IMN shall have received at the Closing the opinion of Joel Pensley, Esq., counsel to NGT, in the form set forth in
     Schedule 2.3(c).

6.5 Opinion of Counsel of IMN. NGT shall have received at the Closing the opinion of Karp & Sommers, Esqs., counsel to IMN, in the form set forth in
     Schedule 2.3(b).

6.6 No Material Adverse Changes. There shall not have occurred any material adverse change in the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of NGT, IMN, DHI, if any, taken as a whole.

6.7  No Actions.  Consummation of the transactions contemplated by the Agreement
     shall  not  violate  any  order,   decree  or  judgment  of  any  court  or
     governmental body having jurisdiction.

6.8 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be in form and substance reasonably satisfactory to counsel for each of the Parties hereto, and each such Party (or its counsel) shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

6.9 Accuracy of Documents and Information. The copies of all material instruments, agreements, other documents and written information delivered to any Party by any other Party or its representatives shall be complete and correct in all material respects as of the Closing.

                                    ARTICLE 7

                                 INDEMNIFICATION

7.1 Indemnification. IMN will indemnify and hold harmless NGT and its respective officers, directors, agents and employees, and each person, if any, who controls or may control NGT within the meaning of the Securities Act from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees, net of any recoveries under existing insurance policies, tax benefits received by NGT or its affiliates as a result of such damages, indemnities from third parties or in the case of third party claims, by any amount actually recovered by NGT or its affiliates pursuant to counterclaims made by any of them directly relating to the facts giving rise to such third party claims (collectively, "Damages") arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by IMN in the Agreement, or any exhibit or schedule to the Agreement. NGT and its affiliates shall act in good faith and in a commercially reasonable manner to mitigate any Damages they may suffer.

                                    ARTICLE 8

                                   TERMINATION


8.1 Termination by Mutual Consent. At any time prior to the Closing, the Agreement may be terminated by written consent of NGT and IMN.

8.2  Termination by NGT or IMN.

     (a) NGT may terminate the Agreement at any time prior to the Closing by delivery of written notice to IMN if: (1) IMN has breached or violated any covenant or agreement contained in the Agreement in any material respect and, if such breach or violation is curable, has failed to cure such violation within ten (10) days of receiving written notice thereof; (2) any representation or warranty made by IMN relating to DHI or otherwise is false or inaccurate in any material respect or there is any material misrepresentation or omission by IMN; or (3) the Closing has not occurred by May 16, 1997.

     (b) IMN may terminate the Agreement at any time prior to the Closing by delivery of written notice to NGT if: (1) NGT has breached or violated any covenant or agreement contained in the Agreement in any material respect and, if such breach or violation is curable, has failed to cure such violations within ten (10) days of receiving written notice thereof; (2) any representation or warranty made by NGT is false or inaccurate in any material respect or there is any material misrepresentation or omission by NGT; or (3) the Closing has not occurred by May 16, 1997.

8.3 Effect of Termination. In the event of termination as provided above, all Parties hereto shall bear their own costs associated with the Agreement and all transactions mentioned herein and there shall be no obligation on the part of any Party's officers, directors or shareholders; provided, however, that (a) Sections 9.5 and 9.9 shall survive such termination and continue in full force and effect and (b) nothing herein will relieve any Party from liability for any breach of the Agreement prior to such termination.

                                    ARTICLE 9

                                  MISCELLANEOUS

9.1 Notices. Any notice given hereunder shall be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by facsimile) or the third day after mailing by certified or registered mail, postage prepaid, as follows:

         (a)      If to NGT:
                        NGT  Enterprises Inc.
                        100 Garden City Plaza, Suite 200
                           Garden City, New York  11530

         (b)      If to IMN :
                        IMN Equities, Inc.
                        520 Broad Hollow Road
                           Melville, New York 11747

         or to such other address as any Party may have furnished in writing to the other Party in the manner provided above.

9.2 Entire Agreement; Modifications; Waiver. The Agreement and the documents and instruments and other agreements specifically referred to herein constitutes the final, exclusive and complete understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings and discussions with respect thereto. No variation or modification of the Agreement and no waiver of any provision or condition hereof, or granting of any consent contemplated hereby, shall be valid unless in writing and signed by the Party against whom enforcement of any such variation, modification, waiver or consent is sought. The rights and remedies available to each Party pursuant to the Agreement and all exhibits hereunder shall be cumulative.

9.3 Captions. The captions in the Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of the Agreement.

9.4 Counterparts. The Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one agreement.

9.5 Publicity. Except for disclosure (if any) required by any law to which any Party is subject, the timing and content of any announcements, press releases and public statements to be made prior to the Closing concerning the transactions contemplated hereby shall be determined solely by NGT in consultation with IMN.

9.6 Successors and Assigns. No Party may, without the prior express written consent of each other Party, assign the Agreement in whole or in part. The Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Parties hereto.

9.7 Governing Law. The Agreement shall be governed by and construed in accordance with the laws of the State of New York as applied to contracts between New York residents made and to be performed entirely within the State of New York.

9.8 Further Assurances. At the request of any of the Parties, and without further consideration, the other Parties agree to execute such documents and instruments and to do such further acts as may be necessary or desirable to effectuate the transactions contemplated hereby, required by law, statute, rule or regulation, all confidential information

9.9 Confidentiality and Nondisclosure Agreements. Except as which shall have been furnished or disclosed by one Party to the other pursuant to the Agreement, including without limitation, business, financial and customer development plans, forecasts, strategies and information, shall be held in confidence pursuant hereto and shall not be disclosed to any person other than their respective employees, directors, legal counsel, accountants or financial advisors, with a need to have access to such information, and shall not make any use whatsoever of such information except to evaluate such information internally. The confidentiality provisions set forth herein shall survive until two years from the date hereof, unless the Party desiring to disclose the information can document that (i) such information is (through no improper action or inaction by such Party or any affiliate, agent, consultant or employee) generally available to the public, or (ii) was in its possession or known by it prior to receipt from the other Party, or (iii) was rightfully disclosed to it by a third party, or (iv) was independently developed by employees of such Party who have had no access to such information.

9.10 Transfer of DHI Books and Assets. IMN agrees, upon the request of NGT to do, execute, acknowledge and deliver or to cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, power of attorney and assurances as may be required for the better assigning, transferring, conveying and confirming to NGT, or to its successors and assigns, or for the aiding, assisting, collecting and reducing to possession of any or all of the books and records of DHI.

9.11 Arbitration. Other than as set forth in Article 8.1, any controversy between the Parties hereto involving the construction or application of any terms, covenants or conditions of the Agreement, or any claims arising out of or relating to the Agreement or the breach thereof, termination thereof will be submitted to and settled by final and binding arbitration in New York City, New York, in accordance with the rules of the American
     Arbitration Association then in effect, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. In the event of any arbitration under the Agreement, the prevailing Party shall be entitled to recover from the losing Party reasonable expenses, attorneys' fees, and costs incurred therein or in the enforcement or collection of any judgment or award rendered therein. The "prevailing party" means the Party determined by the arbitrator to have most nearly prevailed, even if such Party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

9.12 Schedules. All of the exhibits referred to in the Agreement are hereby incorporated in the Agreement by reference and shall be deemed and construed to be a part of the Agreement for all purposes.

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9.13 Severability.  The  invalidity  or  unenforceability  of any  one  or  more phrases, sentences, clauses or provisions of the Agreement shall not affect the validity or enforceabilty of the remaining portions of the Agreement or any part thereof.

     IN WITNESS WHEREOF, each Party has executed the Agreement as of the date first above written.


                                         NGT ENTERPRISES, INC.


                                         By: s/William Mueger
                                             ----------------
                                              William Mueger,
                                                President


                                        IMN EQUITIES INC.


                                        By: s/Edward R. Capuano
                                            -------------------
                                              Edward R. Capuano,
                                                President


                                       25
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